Exhibit 23.1

                       Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated February 20, 2001, except for note 17 as to which the date is March 26, 2001, relating to Eloquent Inc.'s financial statements and financial statement schedules, which appears in Eloquent Inc.'s Annual Report on Form 10-K/A for the year ended December 31, 2000. We also consent to the references to us under the headings "Experts" in such Registration Statement.


PricewaterhouseCoopers LLP


SAN JOSE, CA
October 5, 2001

                                      23.